Exhibit 10.4

Apache Corporation

Amendment of Stock Option Grants

Participant Name:	Roger B. Plank

Company:	Apache Corporation

Amendment:	This is a summary of the amendment of the terms of your previous grants of Stock Options to purchase Shares (“Options”) under certain prior notices (the “Grant Notices”) subject to the terms of the Apache Corporation 2011 Omnibus Equity Compensation Plan (the “Plan”) and the related Stock Option Award Agreements (the “Agreements”).

You were previously granted Stock Options to purchase Shares in accordance with the terms of the Plan and the related Stock Option Award Agreements. In connection with your separation from service with the Company effective March 31, 2014 (the "Separation Date") and the terms of the separation agreement between you and the Company dated February 11, 2014 (the "Separation Agreement"), and solely for purposes of vesting and exercisability of your outstanding Options determined as of the Separation Date under the Plan, upon your acceptance of this Amendment, the Company agrees that such outstanding Options will vest at such times and in such manner as if you continued employment with the Company after your Separation Date, provided that such vesting shall occur at such times solely if you are then in compliance with the provisions of the Separation Agreement. Notwithstanding the foregoing, you shall not be treated as continuing employment with the Company after the Separation Date for purposes of the Change of Control provisions of the Plan and the Agreements.

Affected Awards:	All outstanding Non-Qualified Stock Options under the Plan as of the Separation Date

Plan:	Apache Corporation 2011 Omnibus Equity Compensation Plan

Expiration Date:	Your Option will remain subject to expiration ten years from the original Grant Date for each such Option, subject to earlier termination as set forth in the Plan and the applicable Agreement.

Acceptance:	Please indicate your acceptance of this Amendment by executing the attached Amendment and returning it to Margery M. Harris. Upon acceptance of this Amendment you will be able to continue to access your account at netbenefits.fidelity.com. By accepting this Amendment, you will have agreed to the terms and conditions set forth in the Amendment and the terms and conditions of the Plan. You also agree to immediately notify Apache Corporation of any future change in your address or other contact information. If you do not accept this Amendment, for purposes of vesting and exercisability of your Options, you will be treated as terminating from employment with the Company on the Separation Date.

Apache Corporation

Amendment to Stock Option Award Agreements

This Amendment to the Stock Option Award Agreements is entered into in connection with the Participant's separation from service with Apache Corporation (together with it Affiliates, the "Company") effective March 31, 2014 (the "Separation Date") and the terms of the separation agreement between the Participant and the Company dated February 11, 2014 (the "Separation Agreement") and governs all outstanding Options under the Plan and the Agreements, determined as of the Separation Date, between the Company and the Participant.

1.	Section 4 of each of the Agreements is hereby amended to add a new paragraph at the end thereof, which shall read as follows:

Separation Agreement. Notwithstanding the provisions of Section 4 of any Agreement or the provisions of the Grant Notices or the Plan to the contrary, for purposes of the Option, the Participant's employment shall be deemed to continue with the Company following the Separation Date provided that the Participant remains in compliance with the provisions of the Separation Agreement. The Participant shall immediately notify the Company of any future change in address or other contact information. Notwithstanding the foregoing provisions of this paragraph, the Participant shall not be treated as continuing in employment with the Company following the Separation Date for purposes of the Change of Control provisions of this Agreement, the Grant Notice or the Plan.

2.	The remaining terms of the Agreements and the Plan shall continue in full force and effect.

3.	This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

4.	If any provision of this Amendment is held invalid or unenforceable, the remainder of this Amendment shall nevertheless remain in full force and effect, and if any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances, to the fullest extent permitted by law.

IN WITNESS HEREOF, the parties have caused this Amendment to be executed, agreed and accepted, effective as of February 13, 2014.

APACHE CORPORATION		[NAME OF PARTICIPANT]

By:	/s/ Margery M. Harris	By:	/s/ Roger B. Plank
	Margery M. Harris		Roger B. Plank
Executive Vice President, Human Resources

ATTEST:

/s/ Cheri L. Peper
Cheri L. Peper Corporate Secretary

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